UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2025

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Westinghouse Blvd., Suite A, Charlotte, NC 28273
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 16, 2025, the board of directors (the “Board”) of cbdMD, Inc. (the “Company”) issued each independent director and the non-management employee director 1,572 of the Company restricted stock units (the “RSUs”) as compensation for services as a director for the term beginning on April 11, 2025. The RSUs shall vest quarterly on June 30, 2025, September 30, 2025, December 31, 2025 and March 31, 2026 and were granted under the Company’s 2015 and 2021 Equity Compensation Plan. The amount of restricted common stock issued will be based on the closing price of the common stock as reported by the NYSE American LLC on May 16, 2025.

The Board also approved the following annual fees to the independent directors: (i) annual cash retainer of $35,000 payable monthly for each independent director, (ii) an additional $26,500 for the Chairman of the Board, $17,000 for the Chairman of the Audit Committee and $7,000 for the Chairman of the Compensation, Corporate Governance and Nominating Committee, and (iii) an additional $8,500 to the Audit Committee members (excluding chairperson) and $4,000 to the Compensation, Corporate Governance and Nominating Committee members (excluding chairperson).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: May 20, 2025	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Executive Officer and Chief Financial Officer